UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2010

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

           On October 25, 2010, P & F Industries, Inc. (the “Company”), its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”) and Nationwide Industries, Inc. (“Nationwide”, and together with the Company, Florida Pneumatic and Hy-Tech, collectively, “Borrowers”) and its subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”) and Woodmark International, L.P. (“Woodmark”, and together with Continental Tool, Countrywide, Embassy, Green, Pacific Stair and WILP, collectively, “Guarantors”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Capital One Leverage Finance Corporation (“Agent”), as agent for Lenders (“Lenders”) from time to time party to the Loan Agreement.

The Loan Agreement provides for (1) a senior secured revolving credit facility and a term loan facility (collectively, the “Facility”), in an aggregate principal amount of up to $22,000,000, consisting of a $15,910,000 revolving credit facility (“Revolving Credit Facility”) and a $6,090,000 term loan (“Term Loan”), which Facility matures on October 25, 2013, unless sooner terminated in accordance with the Loan Agreement and (2) Lenders’ extension of credit to Borrowers in the form of Letters of Credit (as such term is defined in the Loan Agreement), in the aggregate stated amount of up to $5,000,000.  Pursuant to the terms and conditions of the Loan Agreement, Borrowers may borrow, prepay and reborrow amounts under the Revolving Credit Facility, provided that the amount outstanding at any one time shall not exceed the lesser of $15,910,000 in the aggregate or the Borrowing Base (as such term is defined in the Loan Agreement), and the Borrowers may, at their option, terminate the Revolving Credit Facility or permanently reduce the Revolving Credit Facility in increments of $1,000,000.  Also pursuant to the terms and conditions of the Loan Agreement, the principal amount of the Term Loan shall be repaid in consecutive monthly installments of $33,833.33, commencing on December 1, 2010 and continuing until October 25, 2013, on which date all principal, interest and other amounts owing with respect to the Term Loan shall be due and payable in full; once repaid, the Term Loan may not be reborrowed.

The Loan Agreement also provides that the Borrowers are required to use the proceeds from the Revolving Credit Facility solely (1) for the repayment of the Specified Pay-Off Debt on the Closing Date (as such terms are defined in the Loan Agreement), the details of which are more fully described in Item 1.02 herein; (2) to satisfy the Hy-Tech Closing Date Payment Conditions (as such term is defined in the Loan Agreement); (3) to satisfy the Hy-Tech Closing Date Payment, the RAH Closing Date Payment and the Schorr Closing Date Payment (as such terms are defined in the Loan Agreement), and, to the extent permitted under the Loan Agreement, the applicable subordination agreement (collectively, the “Subordination Agreements”) and the applicable secured subordinated promissory note (collectively, the “Subordinated Promissory Notes”), post-closing payments of (a) interest and principal in the cases of Hy-Tech Holdings, Inc. and Mr. Schorr and (b) interest in the case of Mr. Horowitz; (4) to pay fees and transaction expenses associated with the closing of the Revolving Credit Facility; (5) to pay Obligations (as such term is defined in the Loan Agreement) in accordance with the Loan Agreement; and (6) for working capital and other lawful corporate purposes of the Borrowers.

At the election of the Borrowers, the annual interest rate contemplated to be payable with respect to the Facility shall be equal to (1) (a) the Base Rate (as such term is defined in the Loan Agreement) plus a base margin of 2.75% or (b) the Libor Rate (as such term is defined in the Loan Agreement) plus a libor margin of 3.75% for the Revolving Credit Facility and (2) (a) the Base Rate plus a base margin of 4.75% or (b) the Libor Rate plus a libor margin of 5.75% for the Term Loan.  As of April 1, 2011, the applicable margin for Revolving Credit Facility loans shall be subject to adjustment in accordance with the Borrowers’ ratio of Total Funded Debt to EBITDA.

The terms and conditions of the Loan Agreement contain, among other things, covenants of Borrowers and Guarantors (collectively, the “Obligors”), including the Borrowers maintaining, on a consolidated basis, a Maximum Leverage Ratio, a Minimum Fixed Charge Coverage Ratio and a Minimum Tangible Net Worth (as such terms are defined in the Loan Agreement).  The terms and conditions of the Loan Agreement also include representations, warranties and events of default by the Obligors upon the occurrence of which the outstanding Obligations under the Loan Agreement may be accelerated and become immediately due and payable and the Commitment (as such term is defined in the Loan Agreement) of the Lenders to make loans under the Loan Agreement may be terminated.

In connection with the Loan Agreement, Borrowers executed and delivered to Agent, for the benefit of the Lenders, a Revolver Note, dated October 25, 2010, in the original principal amount of $15,910,000 (of which $11,258,000 was borrowed at the closing), and a Term Loan Note, dated October 25, 2010, in the original principal amount of $6,090,000, evidencing Borrowers’ obligation to repay the loans.  All Obligations under the Loan Agreement have been guaranteed, jointly and severally, by the Guarantors, and, to secure the performance of such Obligations, the Obligors have granted to Agent, for the benefit of the Lenders, a security interest in all Property (as such term is defined in the Loan Agreement) of such Obligors, including, without limitation, any Deposit Account (as such term is defined in the Loan Agreement) and cash collateral of such Obligors and in all real estate owned by the Obligors.

In particular, contemporaneously with the execution of the Loan Agreement, each of Hy-Tech, Florida Pneumatic and Countrywide entered into (1) a Mortgage, Assignment of Leases and Rents Security Agreement and Financing Statement, dated as of October 25, 2010, wherein it mortgaged to Agent, for the benefit of the Lenders, a lien and security interest in all of its right, title and interest in and to the real property located in Cranberry, Pennsylvania, Tampa, Florida and Jupiter, Florida, respectively (collectively, the “Mortgages”), and (2) an Environmental Indemnification and Release Agreement, pursuant to which, as further security for the performance of the Obligations, it has agreed to indemnify and hold harmless Agent and Lenders from liability under any environmental laws.

Further, contemporaneously with the execution of the Loan Agreement, (1) the Obligors entered into a Trademark Security Agreement in favor of Agent, dated October 25, 2010, wherein each Obligor owning trademarks conveyed to Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest in and to its United States trademarks and (2) each of Nationwide and Florida Pneumatic entered into an Imported Inventory Security Agreement with Agent, pursuant to which it has granted to Agent, for the benefit of the Lenders, a security interest in certain collateral, including merchandise purchased by it from vendors located outside of the United States.

The foregoing descriptions of the Loan Agreement, the Subordination Agreements, the Subordinated Promissory Notes, the Revolver Note, the Term Loan Note and the Mortgages do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement, the Subordination Agreements, the Subordinated Promissory Notes, the Revolver Note, the Term Loan Note and the Mortgages, filed as Exhibits 10.1, 10.2-10.4, 10.5-10.7, 10.8, 10.9 and 10.10-10.12, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.      Termination of a Material Definitive Agreement.

The Loan Agreement replaces that certain Credit Agreement, dated as of June 30, 2004, as amended, by and between the Company, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide and Woodmark, as Co-Borrowers, HSBC Bank USA, National Association, as Lender, and Citibank, N.A., as Administrative Agent for the Lender (the “Former Credit Agreement”).  The Credit Agreement, dated June 30, 2004, was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2004, incorporated by reference into this Item 1.01, and was more fully described in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2004, which description (as it has since been amended and supplemented, as filed with the Securities and Exchange Commission) is incorporated by reference into this Item 1.01.  As a result of such replacement, all outstanding amounts under the revolving credit and term loan facilities, pursuant to the Former Credit Agreement, were paid in full on October 25, 2010, and the Former Credit Agreement, and all security-related agreements thereunder, were thereby terminated.

In addition to paying off in full the debt under the Former Credit Agreement, on October 25, 2010, the Borrowers and the Guarantors paid off in full all debt under that certain Promissory Note, dated as of May 24, 2002, as amended, made by Countrywide in favor of Wells Fargo, National Association, in the original principal amount of $2,024,000, in connection with that certain Mortgage, Security Agreement and Absolute Assignment of Leases, dated May 24, 2002, executed by Countrywide Hardware, Inc., for the benefit of Wachovia Bank, National Association, as more fully described in the Company’s quarterly reports on Form 10-Q for the periods ended June 30, 2002 and September 30, 2002, which descriptions are incorporated by reference into this Item 1.01.  As a result of the payoff, the promissory note, as amended, and the related mortgage were thereby terminated.  Further, the Borrowers and the Guarantors paid off in full all debt under that certain Promissory Note, dated as of February 26, 1999, as amended, made by Florida Pneumatic in favor of Wells Fargo, National Association, in the original principal amount of $1,800,000, in connection with that certain Mortgage and Security Agreement, dated February 26, 1999, executed by Florida Pneumatic Manufacturing Corporation for the benefit of First Union National Bank.  As a result of the payoff, the promissory note, as amended, and the related mortgage were thereby terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 8.01.	Other Events.

The Company issued a press release, dated October 27, 2010, announcing that it has entered into a $22,000,000 senior secured revolving credit and term loan facility with Agent.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Loan and Security Agreement, dated as of October 25, 2010, among the Company, Florida Pneumatic, Hy-Tech, Nationwide, Continental Tool, Countrywide, Embassy, Green, Pacific Stair, WILP, Woodmark, Lenders and Agent

10.2	Subordination and Intercreditor Agreement, dated October 25, 2010, by and between Richard Horowitz and Agent

10.3	Subordination and Intercreditor Agreement, dated October 25, 2010, by and between Marc Schorr and Agent

10.4	Subordination and Intercreditor Agreement, dated October 25, 2010, by and between Hy-Tech Holdings, Inc. and Agent

10.5	Amended and Restated Secured Subordinated Promissory Note, dated October 25, 2010, executed by Obligors in favor of Richard Horowitz, in the original principal amount of $250,000

10.6	Amended and Restated Secured Subordinated Promissory Note, dated October 25, 2010, executed by Obligors in favor of Marc Schorr, in the original principal amount of $500,000

10.7	Amended and Restated Subordinated Promissory Note, dated October 25, 2010, executed by Hy-Tech in favor of Hy-Tech Holdings, Inc., in the original principal amount of $573,235

10.8	Revolver Note, dated October 25, 2010, executed by Borrowers in favor of Agent, in the original principal amount of $15,910,000

10.9	Term Loan Note, dated October 25, 2010, executed by Borrowers in favor of Agent, in the original principal amount of $6,090,000

10.10	Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of October 25, 2010, made by Countrywide in favor of Agent

10.11	Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of October 25, 2010, made by Florida Pneumatic in favor of Agent

10.12	Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of October 25, 2010, made by Hy-Tech in favor of Agent

99.1	Press Release, dated October 27, 2010, issued by P & F Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: October 29, 2010	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer